Exhibit 99.1

March 27, 2025
Indivior PLC (the ‘Company’)
Publication of Notice of 2025 Annual General Meeting
The Company has today published on its website (www.indivior.com/en/investors/shareholder-information) the Notice of 2025 Annual General Meeting (the 'AGM Notice').
In accordance with UK Listing Rule 22.2.6R of the UK Financial Conduct Authority (‘FCA’), copies of the following documents have been submitted to the FCA and will shortly be available for inspection at https://data.fca.org.uk/#/nsm/nationalstoragemechanism
-AGM Notice
-Form of Proxy for the Annual General Meeting
-Proposed amendments to the Articles of Association
The proposed amendments to the Articles of Association can also be viewed on the Company’s website.
A copy of a letter relating to the proposed amended Directors’ Remuneration Policy has also been made available on the Company’s website.
The Annual General Meeting will be held on Thursday May 8, 2025, at 12.00pm (UK time) at the Marlborough Theatre, No. 11 Cavendish Square, London, W1G 0AN.

Kathryn Hudson
Company Secretary

Indivior PLC's Legal Entity Identifier code is 213800V3NCQTY7IED471.